SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 30, 2006

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A

(Former name or former address, if changed since last report)

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

On May 30, 2006, the Company’s board of directors elected to cancel the 100,000 shares of Series B preferred stock outstanding.  The sole Series B preferred shareholder agreed to this action.  Before cancellation, the Series B stock permitted its holders to elect two of the Company’s Directors.  By canceling these shares, the common stock shareholders are now able to elect all members of the Board of Directors.

The Company presently has no preferred stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

June 5, 2006	/s/ Robert McCoy
Date	Robert McCoy Interim Chief Executive Officer, Interim Chief Compliance Officer and Chairman of the Board of Directors